Exhibit 10.3

GUARANTY

THIS GUARANTY (the “Guaranty”) is made effective as of the 22nd day of November, 2005 by Paycenters, LLC, a Minnesota limited liability company (the “Guarantor”) to and for the benefit of STEN Acquisition Corporation, a Minnesota corporation (the “Beneficiary”).

BACKGROUND

A.            Site Equities International, Inc., a Nevada corporation (the “Debtor”) and Beneficiary are parties to that certain Loan and Merger Option Agreement dated of even date herewith (as it may hereafter be amended or otherwise modified from time to time, the “Agreement”) under which the Beneficiary, subject to the terms and conditions set forth therein, will lend certain funds to Debtor, which funds are being provided by Debtor to Guarantor for the purpose of Guarantor’s acquisition of certain equipment and other items used in Guarantor’s business.

B.            The Guarantor, as the ultimate recipient of funds advanced by Beneficiary under the Agreement, will benefit substantially from the transactions described in the Agreement.

C.            The Beneficiary is willing to extend such credit to the Debtor under the Agreement and the Initial Note (as defined in the Agreement) and Replacement Note (as defined in the Agreement) on the condition that the Guarantor executes and delivers this Guaranty to the Beneficiary as its absolute guaranty.  This Guaranty serves as a material inducement for Beneficiary to enter into the transactions set forth in and contemplated by the Agreement and Note.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

1.             Guarantor hereby absolutely and unconditionally guarantees to the Beneficiary the prompt payment and full performance of each and every debt and obligation arising pursuant to the terms of the Agreement, the Initial Note and the Replacement Note (all such debts, liabilities, and obligations are collectively referred to herein as the “Secured Obligations”).

2.             No act or thing need occur to establish the liability of the Guarantor under this Guaranty, and no act or thing, except full payment and discharge of all Secured Obligations, will in any way exonerate the Guarantor or modify, reduce, limit or release the liability of Guarantor under this Guaranty.

3.             This is an absolute, unconditional and continuing guaranty of payment of and performance of the Secured Obligations and will continue to be in force and be binding upon Guarantor until all Secured Obligations are paid and satisfied in full.

4.             If the Guarantor is or becomes insolvent (as defined under Title 11, U.S. Code or any similar federal or state law for the relief of debtors) then the Beneficiary will have the right to declare immediately due and payable, and the Guarantor will forthwith pay to the Beneficiary, the full amount of all Secured Obligations, whether due and payable or unmatured.  If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor or the Debtor a case under the United States Bankruptcy Code, the full amount of all Secured Obligations, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.  If there exists and is continuing an Event of Default (as defined in the Agreement), the full amount of all Secured Obligations, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

5.             The Guarantor is liable for all Secured Obligations, without any limitation as to amount, plus accrued interest thereon and all attorneys’ fees, collection costs and enforcement expenses referable thereto.

6.             Until such time as the Secured Obligations have been indefeasibly paid in full to the Beneficiary, the Guarantor waives and relinquishes any right of subrogation or other right of recourse, contribution or reimbursement from the Debtor and any other right to payment from the Debtor, arising out of or on account of any sums paid or agreed to be paid by the Guarantor under this Guaranty, whether any such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

7.             The Guarantor will pay or reimburse the Beneficiary for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Beneficiary in connection with the successful protection, defense or enforcement of this Guaranty in any litigation or bankruptcy or insolvency proceedings.

8.             Whether or not any existing relationship between the Guarantor and the Debtor has been changed or ended, the Beneficiary may, but is not obligated to, enter into transactions resulting in the continuance of the Secured Obligations, without any consent or approval by the Guarantor and without any notice to the Guarantor.  The liability of the Guarantor under this Guaranty will not be affected or impaired by any of the following acts or things (which the Beneficiary is expressly authorized to do, omit or suffer from time to time, without notice to or approval by the Guarantor) except to the extent that Beneficiary receives payment towards the Secured Obligations:

(a)           any acceptance of collateral security, guarantors, accommodation parties, or sureties for any or all Secured Obligations;

(b)           any one or more extensions or renewals of the Secured Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Secured Obligations;

(c)           any waiver or indulgence granted to the Debtor, any delay or lack of diligence in the enforcement of the Secured Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Secured Obligations;

(d)           any full or partial release of, settlement with, or agreement not to sue the Debtor, the Guarantor, or other person liable in respect of any Secured Obligations;

(e)           any discharge of any evidence of the Secured Obligations or the acceptance of any instrument in renewal thereof or substitution therefor;

(f)            any failure to obtain collateral security (including rights of setoff) for the Secured Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure, or enforce any collateral security;

(g)           any foreclosure or enforcement of any collateral security;

(h)           any transfer of any Secured Obligations or any evidence thereof;

(i)            any order of application of any payments or credits upon the Secured Obligations; or

(j)            any election by the Beneficiary under §1111(b)(2) of the United States Bankruptcy Code.

9.             Guarantor waives any and all defenses, claims and causes of action pertaining to the Secured Obligations, except the defense of (i) discharge of payment in full (or the defense of discharge in part with respect to any portion of the Secured Obligations actually paid), and (ii) no or limited liability for the amount claimed due and owing on account indemnification claims that are capable of being timely asserted by the Debtor under Section 12 of the Agreement.  Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Beneficiary any defense of setoff, suretyship, marshalling, subrogation, waiver, release, discharge in bankruptcy of Debtor, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, coercion, duress, incapacity, minority, usury, illegality, or unenforceability which may be available to the Guarantor or any other person liable in respect of any Secured Obligations.  The Guarantor expressly agrees that the Guarantor is and will remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Secured Obligations, whether or not the liability of the Guarantor or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

10.           The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing the Secured Obligations.  The Beneficiary is not required to first resort for payment of the Secured Obligations from the Debtor or any other persons or their assets or properties, or first to enforce, realize upon or proceed against any collateral security for the Secured Obligations, before enforcing this Guaranty.

11.           The Guarantor waives all rights and defenses arising out of an election of remedies by the Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal by the operation of applicable law.

12.           If any payment applied by the Beneficiary to the Secured Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Debtor or any other obligor), the Secured Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty will be enforceable as to such Secured Obligations as fully as if such application had never been made.

13.           Beneficiary may demand payment from the Guarantor of any installment (or portion thereof) of principal or interest on the Notes, when due, and the Guarantor shall immediately pay the same to the Beneficiary, and the Beneficiary may demand payment or performance of any or all of the other Secured Obligations, when such payment or performance is due or required and the Guarantor shall immediately pay or perform the same, whether or not the Beneficiary has (1) accelerated payment of the Secured Obligations; or (2) commenced repossession of, or foreclosure of any security interest, mortgage or other lien in, any or all of the collateral securing the Secured Obligations; or (4) otherwise exercised its rights and remedies hereunder or under the Secured Obligations, the documents related thereto or applicable law.

14.           The liability of the Guarantor under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Beneficiary as a Guarantor or otherwise, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

15.           This Guaranty shall be effective upon delivery to the Beneficiary, without further act, condition or acceptance by the Beneficiary, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Beneficiary and its participants, successors and assigns.  Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty are declared to be severable.  This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and the Beneficiary.

16.           This Guaranty shall be governed by the laws of the State of Minnesota without regard to conflict of law principles of any jurisdiction.  Any judicial proceeding with respect to this Agreement shall be brought solely any federal or state court of competent jurisdiction located in Hennepin County in the State of Minnesota.  By execution and delivery of this Guaranty, Guarantor: (i) accepts the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens.

17.           GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS WITH RESPECT TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be signed and dated as of the date first above written.

GUARANTOR:

PAYCENTERS, LLC

By:	/s/ Kenneth Antos
Its:	Manager